UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant ☒

Filed by a Party other than the ☐ Registrant

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OVERSEAS SHIPHOLDING GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

EXPLANATORY NOTE

To the Stockholders of Overseas Shipholding Group, Inc.:

We recently mailed to our Stockholders the Proxy Statement for our upcoming Annual Meeting of Stockholders to be held on June 1, 2022. The Proxy Statement contained an error: specifically, the table entitled, “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END,” inadvertently omitted some information for Mr. O’Halloran. A corrected table appears below. We apologize for any inconvenience.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information as of December 31, 2021 concerning the holdings of stock options and stock awards by the NEOs. This table includes unexercised and unvested option and stock awards. The market value of the stock awards is based on the market price of OSG’s Class A Common Stock at the close of business on December 31, 2021, which was $1.88 per share.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Norton	3/23/21	—		—	—	—	180,084	(3)	338,558	228,107	(5)	428,841
	3/23/20	—		—	—	—	174,381	(3)	327,836	130,785	(4)	245,876
	3/22/19	—		—	—	—	52,588	(3)	98,865	—		—
	2/08/19	612,745	(2)	—	$1.82	2/08/29	—		—	—		—
	2/08/18	494,118	(2)	—	$1.70	2/08/28	—		—	—		—
	3/23/17	17,637	(1)	—	$4.04	3/23/27	—		—	—		—
	8/03/16	297,818	(1)	—	$5.57	8/03/26	—		—	—		—
Trueblood	3/23/21	—		—	—	—	54,025	(3)	101,567	99,045	(5)	186,205
	3/23/20	—		—	—	—	61,546	(3)	115,706	46,160	(4)	86,781
	3/22/19	—		—	—	—	17,809	(3)	33,481	—		—
O’Halloran	3/23/21	—		—	—	—	47,722	(3)	89,717	87,490	(5)	164,482
	3/23/20	—		—	—	—	54,365	(3)	102,206	40,774	(4)	76,655
	3/22/19	—		—	—	—	15,645	(3)	29,413	—		—
	3/23/17	18,078	(1)	—	$4.04	3/23/27	—		—	—		—
Mote	3/23/21	—		—	—	—	47,722	(3)	89,717	87,490	(5)	164,482
	3/23/20	—		—	—	—	54,365	(3)	102,206	40,774	(4)	76,655
	3/22/19	—		—	—	—	15,645	(3)	29,413	—		—
	3/23/17	18,078	(1)	—	$4.04	3/23/27	—		—	—		—

(1)	These options to purchase shares of Class A Common Stock became exercisable on the first, second, and third anniversaries of the grant date, respectively.
(2)	This represents Mr. Norton’s annual bonus, awarded in fully vested options in accordance with the terms of his prior employment agreement.
(3)	One-third of these time-based RSUs vested or will vest on the first, second and third anniversary of the grant date.
(4)	These performance-based RSU awards are comprised of two separate grants, both of which become fully vested when the performance periods end on December 31, 2022. The award based upon TSR is 50% of the grant total and is subject to OSG’s three-year TSR performance relative to the performance of the companies that comprise a combination of the Oil & Gas Storage & Transportation and Marine GICS Sub Industries Indexes. The award based upon ROIC is 50% of the grant total and is subject to OSG’s cumulative ROIC relative to OSG’s budgeted ROIC for the performance period. As of year-end 2021, the achievement level for the TSR metric was trending positive and above the 75th percentile and the achievement level for the ROIC metric is trending between threshold and target, as depicted in the following table:

2020 Grant				Share payout if the current trends are
Measurement Date 12/31/2022		# of shares		realized
Name	PRSU Name	Target	Trend
Norton	TSR	130,785	130,785	130,785
	ROIC	130,785	—
Trueblood	TSR	46,160	46,160	46,160
	ROIC	46,160	—
O’Halloran	TSR	40,774	40,774	40,774
	ROIC	40,774	—
Mote	TSR	40,774	40,774	40,774
	ROIC	40,774	—

(5)	These performance-based RSU awards are comprised of three separate grants. The TSR and ROIC awards both cliff vest with performance periods ending on December 31, 2023. The award based upon TSR is subject to OSG’s three-year TSR performance relative to the performance of the companies that comprise a combination of the Oil & Gas Storage & Transportation and Marine GICS Sub Industries Indexes. The award based upon ROIC is subject to OSG’s cumulative ROIC relative to OSG’s budgeted ROIC for the performance period. As of year-end 2021, the achievement level for the TSR metric was trending toward a target payout and the achievement level for the ROIC metric was trending below the threshold. The Special 2021 Grant will vest with a performance period ending on June 30,2022. As of year-end 2021, the achievement level of the Special 2021 Grant was trending at two-thirds of the shares vesting as represented below.

2021 Grant				Share payout if the current trends are
Measurement Date 12/31/2023		# of shares		realized
Name	PRSU Name	Target	Trend
Norton	TSR	90,042	90,042
	ROIC	90,042	—	228,107
	Special	207,097	138,065
Trueblood	TSR	27,012	27,012
	ROIC	27,012	—	99,045
	Special	108,050	72,033
O’Halloran	TSR	23,861	23,861
	ROIC	23,861	—	87,490
	Special	95,444	63,629
Mote	TSR	23,861	23,861
	ROIC	23,861	—	87,490
	Special	95,444	63,629